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                                   EXHIBIT 21





                         SUBSIDIARY OF THE REGISTRANT


     The following table sets forth the subsidiary of First Financial Corporation at December 31, 1997. Such subsidiary is wholly owned by the Company and it is included in the Company's consolidated financial statements:



                                         Jurisdiction        Percentage of
                                              of            Voting Securities
Subsidiary                               Incorporation           Owned
----------                               -------------      -----------------
First Bank & Trust                         Tennessee              100%


First Southern Finance                     Tennessee              100%
(Subsidiary of First
Bank & Trust)